UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
42, rue Saint-Dominique, Paris, France 75007
5599 San Felipe, 17th Floor, Houston, Texas 77056
Parkstraat 83, The Hague, The Netherlands 2514 JG
(Addresses of principal executive offices and zip or postal codes)
Registrant’s telephone number in the United States, including area code: (713) 375-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99

Item 8.01 Other Events.
     In connection with an automatic shelf registration statement to be filed on Form S-3, Schlumberger Limited (“Schlumberger”) is filing herewith an additional financial statement exhibit to be incorporated by reference into the registration statement.
     Attached hereto as Exhibit 99 and incorporated herein by reference is Schlumberger’s unaudited pro forma condensed combined statement of income for the 12 months ended December 31, 2010 (“Pro Forma Information”), giving effect to the acquisition of Smith International, Inc. (“Smith”) as if it had occurred on January 1, 2010.
     The Pro Forma Information combines the historical consolidated statements of income of Schlumberger and Smith. The Pro Forma Information has been adjusted to reflect pro forma events that are directly attributable to the merger, factually supportable and expected to have a continuing impact on the combined results. As such, the Pro Forma Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, the costs to integrate the operations of Schlumberger and Smith, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.
     The Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of January 1, 2010. In addition, the Pro Forma Information does not purport to project the future financial position or operating results of the combined company.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     Unaudited pro forma condensed combined statement of income and explanatory notes for the year ended December 31, 2010, relating to Schlumberger’s completion of its merger with Smith, is attached to this Current Report on Form 8-K as Exhibit 99 and is filed herewith.
     (d) Exhibit

99	Unaudited pro forma condensed combined statement of income and explanatory notes.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 7, 2011

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